Exhibit 99.1

RetailMeNot Announces Second Quarter 2015 Financial Results

•	Mobile Online Transaction Net Revenues grew 91% over the prior year period

•	In-Store + Advertising Net Revenues grew 72% over the prior year period

•	GAAP EPS loss of $0.03; non-GAAP EPS of $0.09

•	Adjusted EBITDA of $10.6 million; adjusted EBITDA margin of 20%

AUSTIN, Texas, August 5, 2015 — RetailMeNot, Inc. (NASDAQ:SALE), the operator of the world’s largest marketplace for digital offers, today announced its financial results for the second quarter ended June 30, 2015.

Second Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the second quarter of 2014 unless otherwise noted)

•	Total net revenues declined 11% to $53.2 million.

-	In-store + advertising net revenues increased 72% to $9.6 million, representing 18% of total net revenues.

-	Mobile online transaction net revenues increased 91% to $4.9 million, representing 9% of total net revenues.

-	Desktop online transaction net revenues, which includes tablet, declined 25%, to $38.6 million, representing 73% of total net revenues.

•	Net revenues from international markets were slightly down, totaling $11.6 million, representing 22% of total net revenues.

•	GAAP net loss was $1.6 million, compared to GAAP net income of $4.3 million.

•	Non-GAAP net income was $5.0 million, compared to $11.6 million.

•	EPS was a loss of $0.03 per share, based on 53.5 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.09 per share, based on 54.7 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $10.6 million, compared to $19.7 million and representing 20% of total net revenues.

•	Total visits grew to 164.0 million, up 6%.

-	Desktop visits in the quarter declined 16% to 97.2 million.

-	Mobile visits in the quarter increased 72% to 66.8 million - or 41% of total visits.

•	Mobile unique visitors grew 44% totaling 18.4 million.

“We continued to drive strong mobile, in-store and advertising revenue during the second quarter, but weakness in organic search, which began in late May, negatively impacted both our desktop and mobile web traffic resulting in disappointing overall results,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “Given the change in search traffic within the quarter, we felt it was important to make some adjustments designed to right-size our cost structure and improve execution without reducing our investment in growth. We continue to generate solid operating cash flow and will opportunistically utilize our stock repurchase plan as an efficient use of capital while we transition the business and return to growth.”

Business Outlook

Third Quarter 2015

•	Total net revenues are expected to be in the range of $47.5 to $50.0 million, or a decline of 14% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $5.0 to $7.0 million, or adjusted EBITDA margins of 12% at the mid-point.

Full Year 2015

The company is reducing guidance for the full year as follows:

•	Total net revenues are expected to be in the range of $231.0 to $239.0 million, or a decline of 11% at the mid-point.

•	Adjusted EBITDA is expected to be in the range of $56.0 to $64.0 million, or adjusted EBITDA margins of 26% at the mid-point.

The above statements are based on current expectations and actual results may differ materially as explained in “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures is provided below under the caption “Use of Non-GAAP Financial Measures”.

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its second quarter 2015 financial results and business outlook today at 7:00 a.m. Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results. Additionally, in advance of the conference call, RetailMeNot will post second quarter 2015 Management Commentary that can be accessed via the link above.

Following completion of the call, a recorded replay of the webcast will be available on the website at http://investor.retailmenot.com. A replay of the call will be available beginning at 9:30 a.m. Central Time on August 5, 2015 through November 5, 2015 at 10:59 p.m. Central Time. To listen to the telephone replay, call (877) 344-7529 within the US, (855) 669-9658 in Canada or (412) 317-0088 if calling internationally. Replay access code 10069108.

About RetailMeNot, Inc.

RetailMeNot, Inc. (http://www.retailmenot.com/corp/) operates the world’s largest marketplace for digital offers. The company enables consumers across the globe to find hundreds of thousands of digital offers for their favorite retailers and brands. During the 12 months ended June 30, 2015, RetailMeNot, Inc. experienced over 730 million visits to its websites, and during the three months ended June 30, 2015, RetailMeNot, Inc. averaged 18.4 million mobile unique visitors per month. In 2014, RetailMeNot, Inc. estimates $4.4 billion in paid retailer sales were attributable to consumer traffic from digital offers in its marketplace. The RetailMeNot, Inc. portfolio includes RetailMeNot.com, the largest digital offer marketplace in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk, the largest digital offers marketplace in the United Kingdom; Deals.com in Germany; Actiepagina.nl, a leading digital offers site in the Netherlands; Bons-de-Reduction.com and Ma-Reduc.com, leading digital offers sites in France; Poulpeo.com, a leading digital offers site with cash back in France; andDeals2Buy.com, a digital offers site in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot Inc.’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications.

Mobile Unique Visitors. This amount represents the average number of mobile unique visitors per month for the three month period ending June 30, 2015. RetailMeNot counts each of the following as a mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a mobile unique visitor as they are tracked separately for each mobile domain. We measure mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income

(loss) per share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

RetailMeNot defines adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes adjusted EBITDA also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income (loss) and non-GAAP net income (loss) per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share alongside other financial performance measures, including various cash flow metrics, net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,”

“predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines; (2) RetailMeNot’s ability to monetize digital offers available through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations imposing sales tax on e-commerce or m-commerce and ongoing litigation; (9) RetailMeNot’s ability to protect consumer data and its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its quarterly report on Form 10-Q filed with the SEC on May 7, 2015. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Media Contact

Brian Hoyt

RetailMeNot, Inc.

bhoyt@rmn.com

(512) 777-2957

— RMNSALE-F —

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net revenues	$53,180	$59,506	$113,564	$120,776
Costs and expenses:
Cost of net revenues(1)	5,176	4,648	10,522	9,078
Product development(1)	13,072	12,980	26,392	23,686
Sales and marketing(1)	22,636	19,195	44,277	40,367
General and administrative(1)	9,712	10,291	19,282	19,638
Amortization of purchased intangible assets	2,739	3,194	5,365	6,637
Other operating expenses	763	1,112	1,528	2,460

Total costs and expenses	54,098	51,420	107,366	101,866

Income from operations	(918)	8,086	6,198	18,910

Other income (expense):
Interest expense, net	(492)	(494)	(913)	(1,025)
Other income (expense), net	(154)	(328)	(397)	(300)

Income (loss) before income taxes	(1,564)	7,264	4,888	17,585
Provision for income taxes	(27)	(2,938)	(2,420)	(7,184)

Net income (loss)	(1,591)	4,326	2,468	10,401

Preferred stock dividends on participating preferred stock	—	—	—	—

Total undistributed earnings (loss)	(1,591)	4,326	2,468	10,401
Undistributed earnings allocated to participating preferred stock	—	—	—	—

Net income (loss) attributable to common stockholders	(1,591)	4,326	2,468	10,401

Net income (loss) per share attributable to common stockholders:
Basic	$(0.03)	$0.08	$0.05	$0.19

Diluted	$(0.03)	$0.08	$0.04	$0.19

Weighted average number of shares used in computing net income (loss) per share:
Basic	53,482	53,791	53,754	53,472

Diluted	53,482	55,377	54,891	55,455

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
(1) Includes stock-based compensation as follows:
Cost of net revenues	$530	$470	$1,119	$811
Product development	2,074	1,896	4,333	3,220
Sales and marketing	1,525	1,476	2,947	2,714
General and administrative	2,415	2,524	4,958	4,635

Total	$6,544	$6,366	$13,357	$11,380

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income (loss)	$(1,591)	$4,326	$2,468	$10,401
Depreciation and amortization	4,253	4,086	8,179	8,290
Stock-based compensation expense	6,544	6,366	13,357	11,380
Third party acquisition-related costs	—	—	55	—
Other operating expenses	763	1,112	1,528	2,460
Interest expense, net	492	494	913	1,025
Other income (expense), net	154	328	397	300
Provision for income taxes	27	2,938	2,420	7,184

Adjusted EBITDA	$10,642	$19,650	$29,317	$41,040

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP Income (loss) before income taxes	(1,564)	7,264	4,888	17,585
GAAP provision for income taxes	(27)	(2,938)	(2,420)	(7,184)

GAAP Net income (loss)	$(1,591)	$4,326	$2,468	$10,401
Non-GAAP adjustments to net income:
Amortization of purchased intangibles	2,739	3,194	5,365	6,637
Stock-based compensation expense	6,544	6,366	13,357	11,380
Third party acquisition-related costs	—	—	55	—
Other operating expenses	763	1,112	1,528	2,460
Less: Tax effect of adjustments above	(3,467)	(3,390)	(7,011)	(6,653)

Total non-GAAP net income	$4,988	$11,608	$15,762	$24,225

Diluted net income (loss) per share
GAAP	$(0.03)	$0.08	$0.04	$0.19

Non-GAAP	$0.09	$0.21	$0.29	$0.44

Shares used in non-GAAP diluted EPS calculation:
Weighted-average shares outstanding used in calculating GAAP diluted EPS	53,482	55,377	54,891	55,455
Additional dilutive securities for non-GAAP diluted EPS	1,219	—	—	—
Weighted-average shares from assumed conversion of preferred stock prior to IPO	—	—	—	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	54,701	55,377	54,891	55,455

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	(1.7)%	40.4%	49.5%	40.9%
Tax effect of non-GAAP adjustments to net income	42.9%	(5.1)%	(12.1)%	(4.5)%

Non-GAAP effective tax rate	41.2%	35.3%	37.4%	36.4%

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of June 30,	As of December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$279,817	$244,482
Accounts receivable, net	38,337	69,603
Prepaids and other current assets, net	16,454	14,930

Total current assets	334,608	329,015

Property and equipment, net	20,428	16,949
Intangible assets, net	68,983	70,819
Goodwill	175,058	176,927
Other assets, net	8,659	5,394

Total assets	$607,736	$599,104

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,924	$5,482
Accrued compensation and benefits	7,608	12,138
Accrued expenses and other current liabilities	6,838	6,110
Income taxes payable	1,041	9,032
Current maturities of long term debt	10,000	10,000

Total current liabilities	31,411	42,762

Deferred tax liability—noncurrent	4,931	3,404
Long term debt	67,500	40,000
Other noncurrent liabilities	8,201	8,183

Total liabilities	112,043	94,349

Stockholders’ equity:
Common stock	54	54
Additional paid-in capital	507,836	517,421
Accumulated other comprehensive loss	(3,887)	(1,942)
Accumulated deficit	(8,310)	(10,778)

Total stockholders’ equity	495,693	504,755

Total liabilities and stockholders’ equity	$607,736	$599,104

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$(1,591)	$4,326	$2,468	$10,401
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization expense	4,253	4,086	8,179	8,290
Stock based compensation expense	6,544	6,366	13,357	11,380
Excess income tax benefit from stock-based compensation and other	(552)	(2,209)	(1,307)	(10,523)
Deferred income tax expense (benefit)	(1,416)	(1,784)	282	(1,788)
Non-cash interest expense	101	96	203	193
Amortization of deferred compensation	768	1,112	1,536	2,459
Other non-cash (gains) losses, net	114	308	1,152	363
Provision for doubtful accounts receivable	(35)	447	(287)	822
Changes in operating assets and liabilities:
Accounts receivable, net	7,819	1,220	30,961	16,787
Prepaid expenses and other current assets, net	(887)	(320)	(1,730)	(1,307)
Accounts payable	780	11	1,156	(1,966)
Accrued expenses and other current liabilities	(2,077)	4,926	(12,161)	951
Other noncurrent assets and liabilities	198	(425)	832	405

Net cash provided by operating activities	$14,019	18,160	$44,641	36,467
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	—	(75)	—	(75)
Proceeds from sale of property and equipment	5	—	5	—
Purchase of other assets	(4,300)	(101)	(4,302)	(101)
Purchase of non-marketable investment	(4,000)	—	(4,000)	—
Purchase of property and equipment	(3,991)	(1,066)	(6,323)	(3,459)

Net cash used in investing activities	(12,286)	(1,242)	(14,620)	(3,635)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	—	29,950	—
Payments on notes payable	(2,500)	(3,500)	(2,500)	(5,250)
Payments of preferred stock dividends	—	—	—	—
Proceeds from public offerings, net of offering costs	—	3	—	(61)
Excess income tax benefit from stock-based compensation and other	552	2,209	1,307	10,523
Payments of principal on capital lease arrangements	(4)	(3)	(7)	(6)
Payments for repurchase of common stock	(2,719)	—	(27,192)	(6)

Proceeds from issuance of common stock, net of shares withheld for taxes	2,073	1,658	4,466	9,797

Net cash provided by (used in) financing activities	(2,598)	367	6,024	14,997
Effect of foreign currency exchange rate on cash	367	154	(710)	195

Change in cash and cash equivalents	(498)	17,439	35,335	48,024
Cash and cash equivalents, beginning of period	280,315	196,466	244,482	165,881

Cash and cash equivalents, end of period	$279,817	$213,905	$279,817	$213,905